UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (888) 835-2211

__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Nam Nguyen has resigned as Chief Financial Officer and corporate secretary effective as of January 10, 2013, and will continue to provide ongoing transition services through approximately January 18, 2013.  The Company was grateful to Mr. Nguyen for his years of service.  There were no disagreements between Mr. Nguyen and any officer or director of the Company.  The Company provided a copy of the disclosures it is making in this Item 5.02 to Mr. Nguyen and informed him that he may furnish the Company as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provides the respects in which he does not agree with the disclosures. The Company undertakes to file any letter received from Mr. Nguyen, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

Effective as of January 10, 2013, the Registrant appointed Mr. Paul Jenssen, 56, as its Chief Financial Officer, corporate treasurer and secretary.  Mr. Jenssen will be working under a consulting agreement, will be paid a weekly retainer of $1,120 for the first eight hours of work. Time above eight hours will be paid at $125/hour, with a certain discount for the initial period. In addition he may be granted stock options at the Company's discretion.

Mr. Jenssen has over 35 years of experience in strategic planning, process improvement, finance and accounting. He started his career at Deloitte Touche (1978-1984) before becoming Treasurer at Associated Press (1984-1998). In addition to working as a consultant since 1998, he was the CFO, COO and a Senior Managing Director at Rothschild North America investment bank (1998-2006).  From 2006 until the present, Mr. Jenssen was the President of Jenssen Consulting, a business involved in providing strategic planning, process improvement, finance and accounting related services.

Mr. Jenssen is a CPA, has an MBA from Columbia University in New York and has held several securities licenses.

There is no family relationship between Mr. Jenssen and any of the other executive officers or directors of the Registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: January 15, 2013
/s/ Bernd Liesenfeld
Bernd Liesenfeld, President